UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010
DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At its meeting on February 10-11, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Dover Corporation (the “Company”) took the following actions with respect to the Company’s Chief Financial Officer and the current executive officers of the Company who were named executive officers in the Company’s 2009 proxy statement (other than the Chief Executive Officer). On February 11, 2010, upon the recommendation of the Compensation Committee, the independent directors of the Board took the following actions with respect to the Company’s Chief Executive Officer.
     (a) Annual Bonus Awards
     The Committee and independent directors, as applicable, awarded the following annual cash bonuses for the year 2009.

Officer	2009 Bonus ($)
Robert Livingston	1,000,000
Brad Cerepak	320,000
William Spurgeon	475,000
David Van Loan	442,000
     The bonuses for Messrs. Livingston, Spurgeon and Van Loan were awarded under the Company’s annual bonus plan based on the percentage achievement of earnings and personal objectives goals set in the first quarter of 2009. Mr. Cerepak joined the Company after the end of the first quarter and, accordingly, did not participate in the annual bonus plan for 2009. The Committee awarded Mr. Cerepak a discretionary bonus in the amount listed above.
     (b) Salaries
     No named executive officer received a salary increase for 2010. Each of the named executive officers took a reduction in his salary for most of 2009. Their salaries were restored to their previous levels as of the beginning of 2010.
     (c) Long-Term Incentive Compensation
     The Committee and independent directors, as applicable, made the following grants under the Company’s long-term incentive compensation plan, the 2005 Equity and Cash Incentive Plan (the “2005 Plan”).

	Cash
	Performance	Stock
	Program	Appreciation	Performance
Officer	Target ($)	Rights (#)	Shares (#)
Robert Livingston	1,000,000	279,851	23,321
Brad Cerepak	300,000	51,306	3,498
William Spurgeon	400,000	41,978	3,498
David Van Loan	400,000	41,978	3,498

     The stock appreciation rights (“SSARs”) listed above have a base price of $42.88, the closing price of the Company’s common stock on the date of grant. They become exercisable on February 11, 2013 and have a ten year term. The SSARs will be settled only in Company stock. The cash performance awards and performance share awards each have a three-year performance period of 2010-2012, compared to the base year 2009. The payout, if any, of the cash performance award will be based on the internal total shareholder return achieved by the participant’s business unit for the performance period. The payout, if any, of the performance shares will depend on the Company’s total shareholder return (“TSR”) over the performance period relative to the TSR of the companies in the Company’s peer group for the same period.
     For a more detailed description of the 2005 Plan and the Company’s peer group, see the Company’s proxy statement for the annual meeting of stockholders held on May 7, 2009, which was filed with the SEC on March 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010	DOVER CORPORATION
(Registrant)

	By: Name:	/s/ Joseph W. Schmidt Joseph W. Schmidt
	Title:	Vice President, General Counsel & Secretary